UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2022

Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE,
Atlanta,	Georgia	30309
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.75% Series A Cumulative Redeemable Preferred Stock	IVRpA	New York Stock Exchange
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock	IVRpB	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVRpC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 10, 2022, Invesco Mortgage Capital Inc. (the “Company”) increased the size of its Board of Directors (the “Board”) from seven to eight directors and appointed Mr. Don H. Liu as a director effective as of February 16, 2022. The Board has appointed Mr. Liu as a member of each of the Audit, Compensation and Nomination and Corporate Governance committees effective concurrently with the commencement of his Board service.

Mr. Liu is the Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary of Target Corporation. Prior to joining Target in 2016, Mr. Liu served in diverse leadership roles working across multiple business sectors and functional areas at Xerox as Executive Vice President, General Counsel and Corporate Secretary; Toll Brothers as Senior Vice President, General Counsel and Chief Compliance Officer; IKON Office Solutions as Corporate Compliance Officer and Chair of IKON Diversity Council; and Aetna U.S. Healthcare as Deputy Chief Legal Officer. Prior to becoming in-house counsel, he served as an associate at two New York City law firms specializing in securities and mergers and acquisitions. Mr. Liu received his B.A. degree from Haverford College and earned his J.D. from Columbia University School of Law.

The Board has determined that Mr. Liu is (i) an independent director under the New York Stock Exchange listing standards; (ii) meets the standards for independence and financial acumen for members of the Audit Committee under the New York Stock Exchange listing standards and (iii) satisfies the standards for independence for members of the Compensation Committee under the New York Stock Exchange listing standards.

Mr. Liu will receive the same compensation from the Company as the other non-employee members of the Board of Directors.

Item 7.01	Regulation FD Disclosure.
The Company issued a press release on January 13, 2022 announcing the appointment of Mr. Liu, which is furnished as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 13, 2022, issued by Invesco Mortgage Capital Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ Rebecca S. Smith
Rebecca S. Smith
Secretary

Date: January 13, 2022